Exhibit 10.1

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

This Amendment No. 1 to Employment Agreement (this “Amendment”), effective as of March 1, 2023, by and between Mark Stein (“Executive”) and IAC Inc., a Delaware corporation (the “Company”), with regard to that certain Employment Agreement, effective as of June 28, 2018, between Executive and the Company (the “Agreement”). All capitalized terms used herein without definition will have the meanings given to them in the Agreement.

WHEREAS, subject to the terms and conditions set forth herein, Executive and the Company wish to make certain amendments to the Agreement and to acknowledge and agree to certain matters as hereinafter set out.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.As of and with effect from March 1, 2023 (the “Effective Date”), the Agreement is hereby amended as follows:

The first sentence of Section 1A of the Agreement is hereby amended and restated in its entirety follows:

During the Term (as defined below), the Company shall employ Executive, and Executive shall be employed, as Senior Advisor.

Section 2A of the Agreement is hereby amended and restated in its entirety follows:

2A. TERM. This Agreement shall commence on the Effective Date and shall continue for a period of one (1) year unless earlier terminated by the parties (the “Term”). Notwithstanding anything to the contrary in this Section 2A, Executive’s employment hereunder may be terminated in accordance with the provisions of Section 1 of the Standard Terms and Conditions attached hereto.

The following sentence is hereby added to the end of Section 3A(b) of the Agreement:

For the avoidance of doubt, any and all unvested Company equity awards held by Executive as of the Effective Date shall continue to vest in accordance with their terms during the Term.

Subsection (i) of Section 1(d) of the Terms and Conditions attached to the Agreement is hereby amended and restated in their entirety as follows:

(i) the Company shall pay to Executive an amount equal to the Base Salary through the end of the Term (the “Severance Period”); and (ii) the Company shall pay to Executive an amount equal to the Base Salary through the end of the Term (the “Severance Period”);

2. Except as explicitly set forth herein, the Agreement will remain unchanged and in full force and effect. As of and with effect from the Effective Date of the amendments set forth above, any references to the “Agreement” in the Agreement shall mean to the Agreement as amended by this Amendment.

3. Section 5A of the Agreement shall apply to this Amendment as if set out in full herein and as if the references therein to the “Agreement” were to this Amendment.

4. This Amendment may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

[THE SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed and delivered by its duly authorized officer and Executive has executed and delivered this Amendment, in each case, on February 2, 2023.

IAC INC.

By: KENDALL HANDLER
Name: Kendall Handler EVP & Chief Legal Officer

EXECUTIVE

MARK STEIN
Mark Stein